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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


         Date of Report (date of earliest event reported) April 6, 1994
                                                          -------------


                                LDI CORPORATION
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             (Exact name of registrant as specified in its charter)



Delaware                    0-15994                     31-1179824
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(State or other             (Commission                 (IRS Employer
jurisdiction)               File Number)                Identification No.)


                  One Cleveland Center, Cleveland, Ohio 44114
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              (Address of principal executive offices)  (Zip Code)


         Registrant's telephone number including area code (216) 687-0100
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                                 Not Applicable
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.  On March 31, 1994, LDI Corporation ("LDI") issued a press release which stated the following:

               LDI CORPORATION ANNOUNCES STRATEGIC BUSINESS PLAN

                          CLEVELAND, Ohio--For immediate release on March 31, 1994--LDI Corporation (NASDAQ:LDIC) today released details of its comprehensive strategic business plan resulting from its business review announced earlier this month.
                          In describing the plan, chairman and chief executive officer Robert S. Kendall said, "We are narrowing the span of product offerings of the Company by disengaging from our non-core businesses. LDI will now focus on its core business of equipment leasing, and the related services of maintenance and technical support for computers and other high-technology equipment and short-term PC rentals. These core products have consistently been among our most profitable and are businesses that emphasize customer service. Revenues and assets for the core business were approximately $210 million and $580 million, respectively, for the year ended January 31, 1994. These amounts represented approximately 60% and 90%, respectively, of total consolidated revenues and assets.
                          "Historically, LDI's greatest strengths have been its skill at leasing, providing service and technical expertise, and building long-term relationships with our corporate customers. LDI will focus its resources on continuing to improve these strengths and enhance the value we provide to our customers," Kendall said.
                          "Rapid change in the computer industry, our new business start-ups, and the fundamental economics of our industries have contributed to declines in LDI's revenues and earnings over the past seven quarters," said Kendall. "LDI's
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         consolidated operations have been profitable in the past, and we are implementing appropriate changes now to narrow the focus of the
         Company and execute a cohesive, profitable strategy going forward." PLAN CALLS FOR DISPOSITION OF NON-CORE BUSINESS UNITS
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                          The details of the plan announced today call for the
         sale or other disposition of the remaining non-core businesses. These actions are in addition to the previously announced exit from the personal computer (PC) superstore business.
                          Kendall said, "Management is active in negotiations
         to sell most of these non-core businesses. We currently have agreements in principle to sell the retail information services unit and LDI's open software distribution unit."
                          Other businesses which are targeted for sale or discontinuation include LDI's catalog distribution and corporate PC sales businesses, its PC brokerage operation and the retail PC outlet stores, LDI's Canadian leasing subsidiary, and Sea-Tech, its ship-to-shore satellite telecommunications venture.
                          "The final disposition of these units will not be known for a few months," Kendall added, "but we are making significant progress." The investment banking firm of Bear, Stearns & Co., LDI's strategic business advisor, has been retained to assist in the sale of the non-core businesses.
                          The remaining non-core businesses identified by LDI's strategic business plan employ approximately 250 people. Many of these individuals are likely to be retained by new owners of the business units targeted for sale by LDI.
         PLAN INCLUDES OPERATING COST REDUCTIONS
         ---------------------------------------
                          The Company also announced that it will consolidate its core business operations and corporate offices into its Technical Center on Hinckley Industrial Parkway in the City of Cleveland. This consolidation affects the Company's downtown corporate office at One Cleveland Center, and its leasing and corporate
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         operations center in Westlake.  The Company plans to sell its
         Westlake facility and vacate its leased downtown offices within the next several months.
                          The facilities consolidation, employee terminations and transfers, and certain other identified cost reductions will lower future core business operating costs.
         MANAGEMENT AND GOVERNANCE CHANGES
         ---------------------------------
                          "In recognition of the downsizing of the business as
         a result of implementing the strategic plan, the Company is announcing a corresponding restructure of its executive management to streamline the decision making process," said Kendall.
                          As part of this management change, effective April 1, Michael R. Kennedy, president and chief operating officer, Thomas A. Cutter, senior executive vice president and vice chairman, and Jerry
         E. Kish, executive vice president and chief financial officer, will direct their joint efforts toward executing aspects of the strategic business plan. On June 1, the three will relinquish their executive
         titles but remain as members of the board of directors.   In separate
         actions, Kennedy and Cutter have expressed interest in purchasing certain of the Company's non-core business units.
                          The board of directors has decided to hire a new CEO to direct the long-term execution of the Company's strategic plan. Kendall will continue to serve as chairman and chief executive officer until the new CEO is selected, and thereafter continue as chairman of the board of directors. A committee of board members has been established to conduct the search for a new chief executive officer and expects to complete the process by August.
                          Commenting on the restructuring of senior management, Kennedy and Cutter stated, "We are all supportive of the strategic business plan as the best direction for LDI and its shareholders. We also recognize that a revised
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         management structure is needed for a streamlined LDI".  Kendall,
         Kennedy and Cutter founded LDI in 1972, and together own
         approximately 45 percent of all outstanding common stock.
                          The Company also announced the formation of an executive management committee, with members from both management and the board, to oversee the implementation of the strategic business
         plan.   It is anticipated that all material aspects of LDI's strategic business plan will be implemented during the next four months. ESTIMATED FOURTH QUARTER CHARGES
         --------------------------------
                          The previously described actions necessary to implement the strategic plan are expected to result in charges for restructuring, discontinued operations, facilities consolidation, employee severance, and related items. These charges are currently estimated to range from $24 million to $27 million, net of tax. As a result, LDI will report a substantial loss for its fourth quarter and fiscal year ended January 31, 1994. It is expected that audited financial results will be reported to shareholders in approximately four weeks.
         DIVIDEND ACTION
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                          The board of directors, in concert with the strategic
         plan, has suspended payment of regular quarterly cash dividends on the Company's common stock. A quarterly dividend of 4 cents per share was last paid on January 28, 1994.
         LENDER SUPPORT
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                          The Company has kept its lenders apprised of the
         development of its strategic business plan and the estimated charges. The strategic plan has the support of the Company's lenders, who have provided interim waivers of any possible loan covenant violations that may have resulted from the proposed actions. Lenders are working with the Company to amend existing loan
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         agreements by the end of April to be consistent with the Company's strategic business focus.
                          The core business of LDI Corporation consists of equipment leasing, and the related services of maintenance and technical support for computers and other high-technology equipment and short-term PC rentals.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        LDI CORPORATION

                                        By:    /s/ Jerry E. Kish
                                            --------------------------------
                                                Executive Vice President and
                                                Chief Financial Officer

                                        Date:  April 6, 1994